Exhibit 99.1

MusclePharm Reports 2016 First Quarter Financial Results

Adjusted EBITDA Increases to $3.2 million, Revenue Increases to $42.9 million as Restructuring Continues

DENVER, May 10, 2016 /PRNewswire/ -- MusclePharm Corporation (OTCQB: MSLP)

("MusclePharm" or the "Company"), a scientifically-driven, performance lifestyle sports nutrition Company, today announced financial results for the first quarter ended March 31, 2016.

Operating and Financial Highlights for First Quarter 2016

•	Adjusted EBITDA increased to $3.2 million;

•	Net revenues increased to $42.9 million, evidencing the strength of the brand;

•	Gross profit increased to $15.2 million and gross profit margin was 35%;

•	Net loss was $6.6 million, including severance benefits for a former executive.

Additionally, during April the Company signed a definitive agreement for the sale of its wholly-owned subsidiary, BioZone Laboratories, Inc. (“BioZone”) for a purchase price of approximately $9,800,000, subject to certain post-closing adjustments. “I am pleased to report that MusclePharm continues to show improvement in almost all facets of its business,” said Ryan Drexler, MusclePharm's Interim Chief Executive Officer, Interim President and Chairman of the Board of Directors. “While we still haven’t completely turned the corner, we believe that we are making good progress in executing the restructuring plan and stabilizing the company.”

The previously announced and pending sale of BioZone is the latest step in MusclePharm's restructuring plan, according to Mr. Drexler. “We believe that the Company is in a healthier financial position to grow the MusclePharm brand, while addressing outstanding debt obligations.”

Financial Results for First Quarter 2016

Net revenue increased $1.8 million, or 4.5%, sequentially to $42.9 million for the three months ended March 31, 2016, compared to $41.1 million for the three months ended December 31, 2015. Net revenue increased primarily due to customer reorders of new products introduced in the fourth quarter 2015 and continued sales of existing products.

Gross profit for the first quarter 2016 was $15.2 million, or 35% of revenue, compared to $14.6 million, which also was 35% of revenue in the fourth quarter 2015.

Operating expenses for the first quarter 2016 decreased to $ 21.0 million, compared to $23.6 million for the fourth quarter 2015 as we continue to execute the restructuring plan and focus on optimizing our cost structure.

Adjusted EBITDA, a non-GAAP financial measure, was $3.2 million compared to $0.8 million for the fourth quarter 2015. Adjusted EBITDA excludes depreciation, amortization, interest, taxes, stock-based compensation, restructuring charges and other expenses.

Validating management’s successful execution of the restructuring plan which was implemented in August 2015, net loss for the first quarter 2016 was $6.6 million, which is an improvement of $3.1 million compared to the fourth quarter 2015 which had a net loss of $9.7 million.

Conference Call Information

As a result of management's focus on continuing to execute the restructuring plan, improve liquidity and complete the sale of BioZone, there will be no first quarter conference call to discuss results.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the earnings release contains non-GAAP financial measures adjusted for income taxes, depreciation and amortization of property and equipment, amortization of intangible assets, provision for doubtful accounts, amortization of prepaid stock compensation, amortization of prepaid sponsorship fees, stock based compensation, issuance of common stock warrants, issuance of common stock related to a guarantee of debt, restructuring and other charges. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company's ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis. Set forth below are reconciliations of non-GAAP net income (loss) to the Company's reported GAAP net income (loss).

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded nutritional supplements. The Company offers a range of powders, capsules, tablets and gels. Its portfolio of recognized brands includes MusclePharm® Sport Series, Black Label and Core Series, and FitMiss™, which are available in more than 120 countries and over 50,000 retail outlets worldwide. The clinically-proven supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

MusclePharm Corporation

Consolidated Statement of Operations

In thousands, except per share amounts

	Three months ended
	3/31/2016	12/31/2015
Revenue, net	$42,912	$41,078
Cost of revenue (1)	27,699	26,499
Gross profit	15,213	14,579
Operating expenses
Advertising and promotion	4,287	4,382
Salaries and benefits	9,620	10,671
Selling, general and administrative	4,243	4,642
Research and development	863	928
Professional fees	1,388	1,302
Restructuring and other charges	574	1,643
Total operating expenses	20,975	23,568
Loss from operations	(5,762)	(8,989)
Other expense, net	(712)	(716)
Loss before provision for income taxes	(6,474)	(9,705)
Provision for income taxes	131	1
Net loss	$(6,605)	$(9,706)
Net loss per share, basic and diluted	$(0.48)	$(0.70)

(1)	Cost of revenue for the quarters ended March 31, 2016 and December 31, 2015 include restructuring charges related to the write-down of inventory.

MusclePharm Corporation

Reconciliation to Non-GAAP Loss to GAAP Loss

In thousands

	Three months ended
	3/31/2016	12/31/2015
Net loss	$(6,605)	$(9,706)
Non-GAAP adjustments:
Stock-based compensation	4,670	4,015
Restructuring and asset impairment charges	2,236	3,323
Amortization of prepaid sponsorship fees	698	892
Other expense, net	712	716
Amortization of prepaid stock compensation	703	703
Depreciation and amortization of property and equipment	427	430
Amortization of intangible assets	220	279
Stock-based compensation - related to guaranty of debt	-	80
(Recovery) Provision for doubtful accounts	(34)	51
Issuance of common stock warrants to third parties for services	3	3
Provision for income taxes	131	1
Adjusted EBITDA	$3,161	$787

Investors:

MusclePharm Investor Relations

303-396-6100

investors@musclepharm.com

Or

Media:

Dawn Jacobs

303-396-6100

media@musclepharm.com

Source: MusclePharm Corporation